UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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NETWORK ENGINES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NETWORK ENGINES, INC.
25 DAN ROAD
CANTON, MASSACHUSETTS 02021

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

January 26, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Network Engines, Inc., which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109 on Wednesday, March 15, 2006 at 10:00 A.M., local time.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, and Proxy Card accompany this letter. The Company’s Annual Report to Stockholders is also enclosed for your information.

All stockholders are invited to attend the Meeting. To ensure your representation at the Meeting, however, you are urged to vote by proxy by completing, dating, signing and returning the enclosed Proxy Card. A postage-prepaid envelope is enclosed for that purpose.

Your shares cannot be voted unless you date, sign, and return the enclosed Proxy Card, or attend the Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

Very truly yours,

Gregory A. Shortell
President and
Chief Executive Officer

NETWORK ENGINES, INC.
25 DAN ROAD
CANTON, MASSACHUSETTS 02021

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Network Engines, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, March 15, 2006 at 10:00 A.M., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109. The purpose of the Meeting shall be to consider and act upon the following matters:

1.                To elect two Class III directors to hold office for a three-year term and until each of his successors has been duly elected and qualified;

2.                To ratify the selection by the Audit Committee of our Board of Directors of the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2006; and

3.                To transact such other business as may properly come before the Meeting or any adjournment or postponements of the Meeting.

These items are more fully discussed in the following pages. Only stockholders of record at the close of business on January 24, 2006 will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

We hope that all stockholders will be able to attend the Meeting in person. However, in order to ensure that a quorum is present at the Meeting, please date, sign and promptly return the enclosed Proxy Card whether or not you expect to attend the Meeting. A postage-prepaid return envelope, addressed to Computershare Trust Company, our transfer agent and registrar, has been enclosed for your convenience. If you attend the Meeting, you may, upon your written request, withdraw your proxy and you may vote your shares in person.

All of our stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors

Douglas G. Bryant
Secretary

Canton, Massachusetts
January 26, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

NETWORK ENGINES, INC.
25 DAN ROAD
CANTON, MASSACHUSETTS 02021

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 15, 2006

TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING	1
General	1
Voting Rights and Outstanding Shares	1
Voting in Person	1
Voting by Proxy	1
Quorum Requirement	2
Broker Non-Votes	2
Revoking a Proxy	2
DISCUSSION OF PROPOSALS	3
Proposal 1: Election of Directors	3
Proposal 2: Ratification of the Selection of Independent Accountants	4
Other Matters	5
Deadline for Submission of Stockholder Proposals for the 2007 Annual Meeting	5
ADDITIONAL INFORMATION ABOUT DIRECTORS	6
Background Information About Directors Continuing in Office	6
CORPORATE GOVERNANCE	7
Corporate Governance Guidelines	7
Board and Committees	7
Compensation Committee Interlocks and Insider Participation	10
Compensation of Directors	10
Report of the Audit Committee	11
INFORMATION ABOUT EXECUTIVE OFFICERS	12
Background Information About Executive Officers	12
Executive Officer Compensation	14
Report of the Compensation Committee	17
Employment, Termination of Employment and Change-in-Control Agreements	20
INFORMATION ABOUT STOCK OWNERSHIP, RELATED PARTY TRANSACTIONS AND PERFORMANCE	21
Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders	21
Section 16(a) Beneficial Ownership Reporting Compliance	22
Certain Relationships and Related Party Transactions	22
Comparative Stock Performance	24
Householding of Annual Meeting Materials	25

INFORMATION ABOUT THE MEETING

General

We have sent you this Proxy Statement and the enclosed Proxy Card because our Board of Directors is soliciting your proxy to vote at our 2006 Annual Meeting of Stockholders (the “Meeting”) or any adjournment or postponement of the Meeting. The Meeting will be held on Wednesday, March 15, 2006 at 10:00 A.M., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109.

•       This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•       The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and non-executive employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We are mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and Proxy Card to stockholders for the first time on or about January 26, 2006. In this mailing, we are also including our Annual Report to Stockholders for the fiscal year ended September 30, 2005 (“Fiscal 2005”).

Voting Rights and Outstanding Shares

The Board of Directors has fixed the close of business on January 24, 2006, as the record date for the Meeting or any adjournment or postponements thereof. Only stockholders who were record owners of shares of our common stock, $.01 par value per share, at the close of business on January 24, 2006 are entitled to notice of, and to vote at, the Meeting and at any adjournment or postponements thereof. On that date, 37,967,890 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Meeting. We have no other securities entitled to vote at the Meeting.

Voting in Person

To vote in person, you must attend the Meeting, and then complete and submit the ballot that will be provided to you at the Meeting. However, if your shares are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on January 24, 2006, the record date for voting.

Voting by Proxy

To vote by proxy, you must complete and return the enclosed Proxy Card. Registered shareholders may vote electronically through the Internet by following the instructions included with their Proxy Card. A shareholder not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper Proxy Card. Signing and returning the Proxy Card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting. Your Proxy Card will be valid only if you sign, date and return it for receipt by us prior to the Meeting. By completing and returning the Proxy Card, you will direct the designated persons to vote your shares at the Meeting in the manner you specify in the Proxy Card. If your complete the Proxy Card but do not specify how your shares are to be voted, then the designated persons will vote your shares in favor of the proposals described in this Proxy Statement. If any other business properly comes before the Meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. The representation in person or by proxy of at least a majority of the shares of common stock entitled to vote at the Meeting is necessary to establish a quorum. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and “broker non-votes” will be counted as present.

Broker Non-Votes

A broker non-vote occurs when a broker submits a Proxy Card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors. Non-routine matters include matters such as amendments to stock plans.

Revoking a Proxy

A stockholder may revoke his or her proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, by signing and delivering a later dated proxy or, if the stockholder attends the Meeting in person, either by giving notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting. A notice of revocation must indicate the certificate number and number of shares to which such revocation relates and the aggregate number of shares represented by such certificates.

A copy of our Annual Report on Form 10-K for Fiscal 2005 as filed with the SEC, except for exhibits, will be furnished without charge to you upon written or oral request to our Investor Relations Department, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021, telephone: (781) 332-1000. It may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. Exhibits will be provided upon written request and payment of an appropriate processing fee.

DISCUSSION OF PROPOSALS

Proposal 1: Election of Directors

The first proposal on the agenda for the Meeting is the election of John A. Blaeser and Robert M. Wadsworth to serve as Class III directors for a three-year term beginning at the Meeting and ending at our 2009 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

Our Board of Directors has fixed the number of directors at six persons, divided into three classes serving staggered terms of three years. Currently, there are three directors in Class III (whose terms expire at this Meeting), and the Board of Directors has nominated two candidates for election to the Board as Class III directors. Mr. Larry Genovesi, the founder of the Company and currently a Class III director has decided not to seek re-election. The Company thanks him for his profound contribution to the Company. In addition, concurrent with the election of Mr. Gregory Shortell to the Board in January 2006, Mr. John Curtis, a Class I director, resigned from the Board of Directors. The Company thanks Mr. Curtis for his past contribution as a Director and his continuing contribution as an executive officer of the Company. The Board appointed Mr. Shortell as a Class II director, and thus currently there are two directors in Class I (whose terms expire at the Annual Meeting of Stockholders in 2007) and two directors in Class II (whose terms expire at the Annual Meeting of Stockholders in 2008).

The election of directors requires a plurality of the votes cast at the Meeting, and votes may be cast in favor of the nominees or withheld. A plurality means that the nominees receiving the most votes for election to the two Class III director positions are elected to those positions. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect. The persons designated on the enclosed Proxy Card will vote for the election of the nominees for Class III director unless the Proxy Card is marked otherwise or unless any particular nominee is unable or unwilling to serve. In the event that a nominee for Class III director becomes unavailable or declines to serve as a director at the time of the Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the Board of Directors to fill the vacancy. It is not expected that any nominee will be unavailable to serve.

The Board of Directors, upon recommendation by the Nominating Committee, has nominated two of the current Class III directors standing for re-election. A brief biography of each of the nominees, as of January 16, 2006, follows. Information with respect to the number of shares of common stock beneficially owned by each nominee, directly or indirectly, as of December 31, 2005, appears herein under “Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders”.

Nominees For Term Expiring in 2009 (Class III Directors)

John A. Blaeser

John A. Blaeser, age 64, has served as one of our directors since October 1999. Currently, Mr. Blaeser is a consultant and corporate director. From January 1996 until June 2005, Mr. Blaeser served as President, Chief Executive Officer and Chairman of the Board of Concord Communications Inc., a maker of e-business management solutions. Mr. Blaeser served as Managing General Partner of EG&G Venture Partners from January 1990 to December 1995. Mr. Blaeser is a director of several privately-held technology companies.

Robert M. Wadsworth

Robert M. Wadsworth, age 45, has served as one of our directors since December 1999. He has been a Managing Director of HarbourVest Partners, LLC since January 1997 and Managing Director of Hancock Venture Partners, Inc. since 1989. Both HarbourVest Partners and Hancock Venture Partners are global private equity firms investing in industrial and information technology companies on a worldwide basis and are under common control. HarbourVest Partners is an affiliate of ours (see “Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders”). Mr. Wadsworth is a member of the board of directors of several domestic and international private companies, as well as Trintech Group PLC, a publicly-held provider of transaction management software and Vocaltec Communications, a publicly-held provider of VOIP infrastructure products.

The Board of Directors believes that approval of the election of the nominees for Class III director is in the best interests of the Company and its stockholders and therefore it recommends you vote FOR this proposal.

Proposal 2:  Ratification of the Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our financial statements for the year ending September 30, 2006 (“Fiscal 2006”). PricewaterhouseCoopers LLP has audited our financial statements for each fiscal year since our inception. At the Meeting, our stockholders will be asked to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2006.

The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2006. Votes may be cast for, against or abstain. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against. Broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

In the event of a negative vote, the Audit Committee of the Board of Directors will reconsider its selection. Even if the appointment is ratified, however, the Audit Committee of the Board of Directors may, in its discretion, direct the appointment of a different independent registered accounting firm during the year, if the Audit Committee determines such a change would be in the Company and its shareholders’ best interest. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our consolidated annual financial statements for Fiscal 2005 and Fiscal 2004, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

	FY 2005	FY 2004
Audit Fees (1) (3)	$586,190	$248,726
Audit Related Fees (2)	—	25,250
Tax Fees	—	—
All Other Fees	900	—
Total	$587,090	$273,976

(1)          Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filing requirements.

(2)          Audit-Related Fees consist of fees billed for professional services rendered for the audit of one of our employee benefit plans.

(3)          Audit Fees for Fiscal 2005 include $334,090 for audit services directly related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The prior approval of the Audit Committee was obtained for all services provided by PricewaterhouseCoopers LLP in Fiscal 2005 and Fiscal 2004.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the following twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending September 30, 2006 is in the best interests of the Company and its stockholders and therefore recommends that you vote FOR this proposal.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters that may come before the Meeting, other than as set forth in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other matters properly come before the meeting, it is the intention of the designated persons named in the Proxy Card to vote, or otherwise act, in accordance with their best judgment on such matters.

Deadline for Submission of Stockholder Proposals for the 2007 Annual Meeting

Proposals of stockholders intended to be presented at the 2007 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the  “Exchange Act”), must be received by us no later than September 28, 2006 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. Proposals should be addressed to Douglas G. Bryant, Secretary, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our Proxy Statement in accordance with Rule 14a-8). Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Our by-laws also require that such notice contain certain additional information. Copies of our by-laws can be obtained without charge from the Secretary.

ADDITIONAL INFORMATION ABOUT DIRECTORS

Background Information About Directors Continuing in Office

Our Class I and Class II directors will continue in office following the Meeting. The terms of our Class I directors will end at our 2007 Annual Meeting of Stockholders and the terms of our Class II directors will end at our 2008 Annual Meeting of Stockholders. Brief biographies of these directors, as of January 16, 2006, follow. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of December 31, 2005, appears herein under the heading “Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders”.

Directors Whose Terms Expire In 2007 (Class I Directors)

Gary E. Haroian

Gary E. Haroian, age 54, has served as one of our directors since June 2003. Mr. Haroian has provided consulting and advisory services to technology companies since December 2002. From April 2000 to December 2002, Mr. Haroian held a variety of senior management positions, including roles as Chief Financial Officer, Chief Operating Officer and interim Chief Executive Officer, at Bowstreet Software, a provider of development tools for web applications. Prior to Bowstreet, he served as Senior Vice President of Finance and Administration and Chief Financial Officer at Concord Communications Inc., a maker of e-business management solutions, from February 1997 to April 2000. He also served as Chief Financial Officer, President and Chief Operating Officer, and Chief Executive Officer of Stratus Computer Inc., a manufacturer of fault tolerant computers, from 1983 to 1996. Mr. Haroian is a director of Aspen Technology, Inc., Lightbridge Inc., Phase Forward Inc. and Embarcadero Technologies, Inc., each a publicly held company and of a privately-held software company.

Dennis A. Kirshy

Dennis A. Kirshy, age 63, has served as one of our directors since July 1997. Mr. Kirshy is a private investor and has advised and invested in small technology companies in the networking, internetworking and computer industries since February 1993. Mr. Kirshy a director of several privately-held companies in the networking, telecommunications and software arenas.

Directors Whose Terms Expire In 2008 (Class II Directors)

Fontaine K. Richardson

Fontaine K. Richardson, age 64, has served as one of our directors since October 2002 and was named Lead Director in Fiscal 2005. Mr. Richardson is a consultant and private investor. From 1983 to 2000, Mr. Richardson was a General Partner of Eastech Management Company, a venture capital management company. Mr. Richardson also co-founded Applicon, Inc. and serves on the board of directors of Mentor Graphics Corporation, a publicly held company.

Gregory A. Shortell

Gregory A. Shortell, age 61, joined us in January 2006 as President and Chief Executive Officer. Mr. Shortell has also joined as a Director in January 2006. Prior to joining us, Mr. Shortell was, from February 1998 to January 2006, Senior Vice President Global Sales and Marketing, for Nokia Corporation, a multinational technology corporation. Prior to Nokia, Mr. Shortell served, from June 1997 to February 1998, as Managing Director of International Operations for Ipsilon a provider of network communications equipment, and, from March 1992 to June 1997 as Vice President,  International at Xyplex Corporation, a provider of networking equipment.

CORPORATE GOVERNANCE

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on Investors Relations section of the Company’s website at www.networkengines.com. Alternatively, you can request a copy of any of these documents by writing to our Investor Relations Department, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•       the principal responsibility of the directors is to oversee the management of the Company;

•       a majority of the members of the Board shall be independent directors;

•       the independent directors meet regularly in executive session;

•       directors have full and free access to management and, as necessary and appropriate, independent advisors;

•       new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•       at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board and Committees

Currently, the Board of Directors is composed of Messrs., Blaeser, Genovesi,  Haroian, Kirshy, Richardson, Shortell and Wadsworth. Under applicable NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of Messrs. Blaeser, Haroian, Kirshy, Richardson or Wadsworth has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules. Mr. Genovesi did not qualify as an “independent director” for a part of Fiscal 2005, because of his former employment with the Company.

The Board of Directors met 8 times during Fiscal 2005. It is the practice of the independent directors to meet in executive session at the opening or conclusion of each in-person board meeting. The Lead Director chairs the meeting of independent directors. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he served during Fiscal 2005. Pursuant to our Corporate Governance Guidelines all directors are encouraged to attend our Annual Meeting of Stockholders. All of our then serving directors were in attendance at our 2005 Annual Meeting. The Board of Directors has established a compensation committee (the “Compensation Committee”), an audit committee (the “Audit Committee”) and a nominating committee (the “Nominating Committee”), each of which operates under a charter approved by the Board.

Compensation Committee

The Compensation Committee, reviews executive salaries, administers any bonus, incentive compensation and stock option plans, and approves or recommends the Board to approve the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with management regarding retirement and other benefit plans and the compensation policies and practices.

In Fiscal 2005, the Compensation Committee was composed of Messrs. Genovesi, Kirshy and Wadsworth. Mr. Kirshy is the Chairman of the Compensation Committee. The Board has determined that Messrs. Kirshy and Wadsworth are “independent” as that term is defined by applicable rules of NASDAQ and that as of January 1, 2005 Mr. Genovesi met the definition of Independent Director. Although Mr. Genovesi was not “independent” for the entire year, as that term is defined by applicable NASDAQ rules, (because he was formerly an employee of the Company) the Board  determined that Mr. Genovesi’s membership on the Compensation Committee was required by the best interests of the Company and our stockholders. The Compensation Committee met 7 times during Fiscal 2005 and acted by written consent 8 times.

Audit Committee

The Audit Committee is responsible for the oversight of our accounting and financial reporting processes and the audits of our financial statements. In discharging its duties, the Audit Committee:

•       selects and engages our independent registered public accounting firm;

•       reviews the effectiveness of our accounting policies and practices, financial reporting and internal controls;

•       reviews any transactions that involve a potential conflict of interest;

•       reviews and discusses audited financial statements with our management and our independent registered public accounting firm;

•       reviews the scope of independent audit coverage and the fees charged by the independent registered public accounting firm; and

•       reviews the independence of such registered public accounting firm from our management.

The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee acts pursuant to a written charter, which was amended by the Board on January 27, 2004. A copy of the amended Audit Committee charter was attached to our Proxy Statement for the 2004 Annual Meeting of Stockholders

The Audit Committee is currently composed of Messrs. Haroian, Blaeser, and Richardson, each of whom the Board has determined is “independent,” as that term is defined by applicable rules of NASDAQ and the independence requirements contemplated by Rule 10A-3 under the Exchange Act. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has also determined that Mr. Haroian, the Audit Committee’s chairman, is an “audit committee financial expert” as defined under Item 401(h)(2) of Regulation  S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee met 13 times during Fiscal 2005.

Nominating Committee

The Board formed the Nominating Committee in July 2003. The Nominating Committee is currently composed of Messrs. Richardson, Kirshy and Wadsworth. Mr. Richardson is the Chairman of the

Nominating Committee. The Nominating Committee recommends to the Board the persons to be nominated for election as directors at any meeting of stockholders, develops and recommends to the Board a set of corporate governance principles applicable to the Company and oversees the evaluation of the Board. The Board has determined that each of the members of the Nominating Committee is “independent,” as that term is defined by applicable rules of NASDAQ. The Nominating Committee acts pursuant to a written charter, which was amended by the Board on January 27, 2004. The Nominating Committee met ten times and acted by unanimous written consent twice during Fiscal 2005.

Director Candidates

Stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to stockholders for election. The Nominating Committee will review the qualifications of recommended candidates. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in the Company’s proxy card for the stockholder meeting at which his or her election is recommended.

Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names and background and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to Mr. Richardson, Chairman of the Nominating Committee, at the address set forth below under “Stockholder Communications”. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board. The Nominating Committee is authorized to retain advisers and consultants and to compensate them for their services. During Fiscal 2005, the Nominating Committee retained Korn Ferry International, an executive search firm, as part of the process that resulted in Mr. Shortell being employed as President and CEO and elected to the Board of Directors.

Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating Committee will apply the criteria that are set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating Committee or the Board, by the procedures set forth herein under “Deadline for Submission of Stockholder Proposals for the 2007 Annual Meeting.”

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Mr. Richardson, the Chairman of the Nominating Committee, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that Mr. Richardson as the Chairman of the Nominating Committee considers to be important to the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications in care of Douglas G. Bryant, Secretary, at Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2005, the members of the Compensation Committee were Messrs. Genovesi, Kirshy and Wadsworth. The issuance of options to such members of the Compensation Committee is discussed herein under “Compensation of Directors”.

Mr. Wadsworth is the managing director of the limited liability corporation that controls HarbourVest Partners, one of our significant stockholders (see “Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders”). Mr. Wadsworth is also a director of PSI Holding Group Inc., the parent company of Akibia, Inc. We have, in the past, engaged Akibia to provide certain customer support, warranty fulfillment and professional services. In addition, Mr. Wadsworth has certain relationships with our directors outside of their positions on our Board of Directors. These relationships and the transactions are discussed in greater detail under “Certain Relationships and Related Party Transactions.”

Compensation of Directors

We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. We also grant stock options to our non-employee directors pursuant to our 2000 Director Stock Option Plan. The plan provides that any non-employee director first elected to the Board after the date that the plan was adopted will receive a stock option award of 50,000 shares. All current non-employee directors, with the exception of Mr. Richardson and Mr. Haroian, were elected to the Board prior to the adoption of the plan. The Plan further provides that each year, as of the Annual Meeting of Stockholders, each non-employee director will receive a stock option award of 15,000 shares. The first of such annual grants took place as of the 2001 Annual Meeting of Stockholders. All options granted under our 2000 Director Stock Option Plan were granted at an exercise price equal to the last reported sale price of our common stock, as reported on The NASDAQ National Market on the date of grant.

From June 16, 2003 to October 1, 2004, directors were compensated $1,500 per Board meeting attended in person and $1,000 per Board meeting conducted by telephone; $1,000 per Audit Committee meeting; $1,000 per Compensation Committee, Nominating Committee or Special Committee meeting attended in person and $500 per Compensation Committee, Nominating Committee or Special Committee meeting conducted by telephone. In addition, the Audit Committee Chairman received an additional fee of $3,000 per year. Effective October 1, 2004 director compensation was increased to $2,000 per Board meeting attended in person; and $1,500 per Audit Committee meeting, whether in person or by phone. In addition, the Audit Committee Chairman receives an additional fee of $8,000 per year and the Compensation Committee Chairman receives an additional fee of $4,000 per year.

Report of the Audit Committee

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended September 30, 2005, the Audit Committee (i) reviewed and discussed the audited financial statements with the Company’s management, and with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, (ii) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed with PricewaterhouseCoopers LLP its independence from the Company. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005 for filing with the SEC.

AUDIT COMMITTEE

Gary E. Haroian
John A. Blaeser
Fontaine K. Richardson

INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information About Executive Officers

The following table sets forth our executive officers, including their age and the position held as of January 20, 2006:

Name	Age	Position
Gregory A. Shortell	61	President, Chief Executive Officer and Director
John H. Curtis	63	Vice President, OEM Business
Douglas G. Bryant	48	Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary
Michael D. Riley	41	Vice President of Marketing and Strategy
J. Donald Oldham	63	Vice President of OEM Appliance Sales
Richard P. Graber	45	Vice President of Engineering and Operations
John Amaral	38	Chief Technology Officer

Gregory A. Shortell

See “Background Information About Directors Continuing in Office—Directors Whose Terms Expire in 2008 (Class II Directors)” above for information regarding the business experience of Gregory A. Shortell.

John H. Curtis

John H. Curtis, age 63, joined us in March 2001 as President and Chief Executive Officer. He became Vice President of OEM Business on January 9, 2006. Mr. Curtis served as one of our directors from  March 2001 to January 2006. Prior to joining us, he was Vice President of Worldwide Sales at Artel Video Systems, Inc., from August 1996 to March 2001. Prior to Artel Video Systems, Mr. Curtis served as Senior Vice President of Worldwide Operations at Banyan Systems, Inc. from July 1995 to May 1996 and was Vice President of Worldwide Sales at Intellution Inc. from September 1992 to May 1995. From 1980 to 1992, Mr. Curtis held several senior-level management positions at Stratus Computer, Inc., a manufacturer of fault tolerant computers, including Chief Operating Officer, Vice President of Finance and Vice President of International Sales.

Douglas G. Bryant

Douglas G. Bryant has served as our Secretary and Vice President of Finance and Administration since March 2000, Treasurer since January 1998 and Chief Financial Officer since September 1997. Prior to joining us, Mr. Bryant served as Chief Financial Officer of CrossComm Corporation, a manufacturer of internetworking products, including routers and switches, from July 1996 to June 1997, and as Corporate Controller from September 1989 to June 1996.

Michael D. Riley

Michael D. Riley joined us in July 2002 as Vice President of Marketing and Strategy. Prior to joining us, Mr. Riley was the Chief Marketing Officer at Sonexis, Inc., a provider of collaboration solutions, from July 2001 to May 2002. Prior to Sonexis, Mr. Riley held a variety of senior management positions with Artel Video Systems, Inc. from July 1998 to July 2001, including Senior Vice President of Marketing and Worldwide Sales and Vice President of Marketing. Prior to Artel Video Systems, Mr. Riley held senior sales and marketing positions at Premisys Communications from 1994 to 1997 and Newbridge Networks Corporation from 1988 to 1993. Mr. Riley has resigned from the Company, effective April 10, 2006.

J. Donald Oldham

J.      Donald Oldham joined us in October 2002 as Vice President of OEM Appliance Sales. Prior to joining us, Mr. Oldham was Vice President of Sales and Program Management at Manufacturers Services, Inc., a full-service global electronic manufacturing services and supply-chain company, from February 2001 to March 2002. From 1985 to 1998, Mr. Oldham held multiple senior management positions with Stratus Computer, including Senior Vice President of Worldwide Sales from 1994 to 1998. Mr. Oldham also held a variety of sales management positions at International Business Machines Corporation, from 1969 to 1985.

Richard P. Graber

Richard P. Graber joined us in October 2003 as Vice President of Engineering and Operations. Prior to joining us, Mr. Graber was the Vice President of Engineering and Operations at Jedai Broadband Networks, Inc., a developer of access technology for broadband providers. Prior to Jedai Broadband Networks, Mr. Graber was Vice President of Engineering for ViaGate Technologies, Inc. from November 2000 to August 2001. Prior to joining ViaGate Technologies, Mr. Graber held senior engineering positions at Dialogic, an Intel company, from June 1988 to October 2000.

John Amaral

John Amaral joined us in June 2004 as Chief Technology Officer. Prior to joining Network Engines, Mr. Amaral was, from September 1999 to February 2004, Chief Technology Officer for Artel Video Systems, Inc. a provider of advanced networking and media processing equipment. Prior to that, he was Chief Technical Officer for ITS Corporation a technology and development services consulting company, from June 1991 to August 1999. Mr. Amaral has resigned from the Company, effective January 31, 2006.

Executive Compensation

Summary Compensation

The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for each of our Named Executive Officers, comprised of (i) our Chief Executive Officer and (ii) our four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of September 30, 2005, (collectively, the “Named Executive Officers”).

					Long-Term Compensation Awards
		Annual Compensation			Number of Securities Underlying
Name and Principal Position	Year	Salary($)	Bonus($)	Other($) (4)	Options/SARs
John H. Curtis	2005	230,000	63,112	—	50,000
President and Chief Executive Officer,	2004	224,731	126,475	—	—
Director (1)	2003	210,846	129,547	—	200,000
Douglas G. Bryant	2005	200,000	82,150	—	40,000
Vice President of Finance and	2004	184,596	81,024	—	50,000
Administration, Chief Financial	2003	169,631	85,604	—	200,000
Officer, Treasurer and Secretary
Michael D. Riley (2)	2005	200,000	49,990	—	30,000
Vice President of Marketing and	2004	191,347	68,813	—	80,000
Strategy	2003	170,000	79,387	—	—
J. Donald Oldham	2005	170,000	86,357	—	50,000
Vice President of OEM Appliance	2004	162,999	165,572	—	50,000
Sales	2003	156,731	70,569	—	300,000
Richard P. Graber (3)	2005	190,000	55,143	—	90,000
Vice President of Engineering and	2004	161,539	79,579	68,391	330,000
Operations	2003	—	—	—	—

(1)          Mr. Curtis served as President and Chief Executive Officer from March 2001 to January 9, 2006. On January 9, 2006 Mr. Curtis became Vice President of OEM Business and resigned from the Board of Directors. Mr. Gregory A. Shortell was appointed President and Chief Executive Officer and elected to the Board effective January 9, 2006.

(2)          Mr. Riley has announced his resignation from the Company, effective April 10, 2006

(3)          Mr. Graber commenced employment with Network Engines in October 2003.

(4)          Other compensation in the form of perquisites and other personal benefits has been omitted because these perquisites and other personal benefits contributed less than $50,000 or 10% of the total salary and bonus for each Named Executive Officer for that year. Other compensation paid to Mr. Graber consisted of relocation benefits in connection with the commencement of his employment.

Option Grants During Fiscal 2005

The following table sets forth information concerning individual stock option grants made to each of the Named Executive Officers during Fiscal 2005:

	Number of Securities Underlying Options/SARs		Percent of Total Options/SARs Granted to Employees in Fiscal	Exercise Price Per Share	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Granted		Year	(2)	Date	5%	10%
John H. Curtis	50,000	(1)	2.9%	$2.76	12/26/2014	$86,787	$219,936
Douglas G. Bryant	40,000	(1)	2.3%	$2.76	12/26/2014	$69,429	$175,949
Michael D. Riley	30,000	(1)	1.7%	$2.76	12/26/2014	$52,072	$131,962
J. Donald Oldham	50,000	(1)	2.9%	$2.76	12/26/2014	$86,787	$219,936
Richard P. Graber	90,000	(1)	5.2%	$2.76	12/26/2014	$156,217	$395,886

(1)          Options vest over four years in equal quarterly installments.

(2)          Options were granted at an exercise price equal to the last reported sale price of our common stock, as reported on The NASDAQ National Market on the date of grant.

(3)          The potential realizable value is calculated based on the term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Options Exercised During Fiscal 2005

The following table sets forth information concerning options to purchase our common stock exercised by the Named Executive Officers during Fiscal 2005 and the number of securities underlying unexercised options that were held by each of the Named Executive Officers as of September 30, 2005:

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at September 30, 2005		Value of Unexercised In-The-Money Options at September 30, 2005 (1)
	Exercise	Realized (2)	Exercisable	Unexercisable	Exercisable	Unexercisable
John H. Curtis	50,000	$51,725	1,192,401	103,125	$541,289	$28,125
Douglas G. Bryant	—	$—	319,999	132,501	$95,187	$35,438
Michael D. Riley	—	$—	240,750	146,250	$74,740	$27,750
J. Donald Oldham	—	$—	237,500	162,500	$105,187	$47,812
Richard P. Graber	—	$—	159,374	260,626	$—	$—

(1)          Based on the closing sale price of Network Engines common stock on September 30, 2005 ($1.43), as reported by the Nasdaq National Market, less the option exercise price.

(2)          Fair market value of the common stock as of the date of exercise, minus the exercise price.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of September 30, 2005.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2) (3)
Equity compensation plans approved by security holders	6,701,268	$2.41	4,067,785
Equity compensation plans not approved by security holders	—	—	—
Total	6,701,268	$2.41	4,067,785

(1)          Includes 50,901 shares of our common stock issuable upon exercise of outstanding options assumed by us in connection with our acquisition of TidalWire Inc. Also includes 6,205,367 shares of our common stock issuable under our 1999 Stock Incentive Plan and 445,000 shares of our common stock issuable under our 2000 Director Stock Option Plan.

(2)          Includes 3,354,685 shares issuable under our 1999 Stock Incentive Plan, 378,100 shares of our common stock issuable under our 2000 Employee Stock Purchase Plan and 335,000 shares issuable under our 2000 Director Stock Option Plan. Shares issuable under our 1999 Stock Incentive Plan and our 2000 Director Stock Option Plan may be issued in the form of restricted stock or options to purchase our common stock.

(3)          On October 1st of each year commencing on October 1, 2000 through and including October 1, 2008, the number of shares of common stock reserved for issuance pursuant to our 1999 Stock Incentive Plan is automatically increased by the lesser of (a) 4,000,000 shares, (b) 5% of our outstanding stock on such date, or (c) an amount determined by our Board of Directors. For the one-year period commencing October 1, 2004, the Board of Directors resolved not to increase the number of shares of common stock reserved for issuance pursuant to the 1999 Stock Incentive Plan. Notwithstanding the foregoing, in no event may the aggregate number of shares of common stock issued pursuant to awards granted under our 1999 Stock Incentive Plan exceed 20,047,902 shares. Through September 30, 2005, we had been authorized to issue 13,057,273 shares of restricted common stock or options to purchase our common stock. As a result, under the terms of our 1999 Stock Incentive Plan, we may be authorized in the future to issue 6,990,629 shares of the restricted common stock or options to purchase our common stock.

Report of Compensation Committee on Executive Compensation

The Compensation Committee of the Company’s Board of Directors establishes compensation policies with respect to the Company’s executive officers. The Company’s executive compensation programs are intended to attract, retain and reward executive officers who contribute to the long-term success of the Company and enhance stockholder value. Each year the Compensation Committee approves, or recommends to the Board approval of, executive compensation, including annual base salaries, bonus awards and stock option grants. This report is submitted by the Compensation Committee and addresses the compensation policies for Fiscal 2005 as they affect Mr. Curtis and Mr. Shortell in their capacities as President and Chief Executive Officer in Fiscal 2005 and 2006, respectively, and as they affect the Company’s executive officers.

Philosophy and Goals

In establishing executive compensation, the Compensation Committee seeks to satisfy the following goals:

•       To establish compensation levels that are fair, equitable and reasonable from the viewpoint of both executives and investors;

•       To attract, retain and motivate key personnel;

•       To focus the efforts of key executives on specified tactical and strategic goals, including the overall strategic objective of building shareholder value over time; and

•       To reward excellent performance, to have overall compensation vary with performance and to align executive and shareholder interests.

In future years, the Compensation Committee will gauge the success of the compensation program in achieving its objectives and will consider the Company’s overall performance objectives.

Compensation Resources

The Company regularly compares the compensation levels of its executive officers with other leading companies in related industries through reviews of survey and other market data. In particular, in Fiscal 2005 the Company utilized the resources of (1) The Survey Group, a leading provider of high technology compensation data and (2) the Company’s internal human resources group. In addition, the Company engaged the services of DolmatConnell and Partners, a compensation and benefits consulting company, to aid it in benchmarking its compensation practices.

However, while compensation surveys are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. This is particularly the case when the Company seeks to attract and hire executive personnel from outside the Company, where the Company must directly address the market rate for compensation of highly qualified people. The Compensation Committee therefore applies judgment in reconciling the program’s objectives with the realities of retaining valued employees.

Compensation Elements

The Compensation Committee has designed a program that consists of base salary, short-term incentive compensation in the form of a cash bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of the Company’s employees.

Base Salary.   In setting the annual base salaries for the Company’s executives, the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of the Company, and adjusts such amounts to reflect individual performance. The Committee targets base salary levels at the average level. It believes that any significantly above-average compensation should come from the variable portion of compensation, where compensation is more directly tied to performance. Increases in annual base salary are based on a review and evaluation of the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on the Company, the skills and experience required for the job and the compensation level necessary to attract and retain key executives. The Compensation Committee also compares these elements with similar elements for other executives both inside and outside the Company.

Cash Performance Bonuses.   Each executive officer has the opportunity to earn quarterly performance bonuses, based on his or her performance and the achievement of specific goals. Under the cash bonus program, the Committee selects, reviews and/or approves individual objectives for each executive that directly contribute to overall Company performance objectives. The Committee assigns a specific dollar value to each objective and evaluates each executive’s performance against those selected goals, generally on a quarterly basis. The Company will pay to each of the executive officers, on a quarterly basis, a percentage of their annual base salaries if the executive achieves selected targets for the quarter.

Long Term Incentives.   The Compensation Committee awards long term incentives under the Company’s 1999 Stock Incentive Plan. Long term incentives are intended to help align the interests of executive management with those of the stockholders. In designing a long term incentive plan, the Compensation Committee seeks instruments and a program that optimally balances the following objectives: (1) provide the executive with incentive to build long-term shareholder value, (2) incur reasonable accounting and dilution costs for the Company and its existing shareholders, (3) be tax effective for the Company and the executive, (4) be directly linked to Company performance rather than general fluctuations in the market or particular industries, (5) equitably balance risk and (6) be competitive with those offered by companies in related markets. In Fiscal 2005 the Committee determined that employee stock options best balanced those factors and selected stock options as its primary long term incentive vehicle, subject to ongoing review.

The Compensation Committee administers the plans and designates (1) who are to receive equity awards, (2) the number of options to be awarded, and (3) other terms and conditions of the award. The number of shares of common stock subject to stock option grants is generally intended to reflect the significance of the executive’s current and anticipated contributions to the Company. In determining the number and terms of options to grant an executive, the Compensation Committee primarily considers the executive’s past performance and the degree to which an incentive for long-term performance would benefit the Company. The Committee also reviews the executive’s past option awards and share holdings.

The Company’s stock programs include long vesting periods to optimize the retention value of these options and to orient the interests of the Company’s executive officers to long-term success. Generally, stock options granted upon the commencement of employment vest as follows: 25% upon the first anniversary of the date of grant and approximately 6.25% each quarter thereafter over three years. Stock options granted in subsequent years vest over four years, in equal quarterly installments, beginning with the first quarter subsequent to the grant. In either case, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards.

Although the Compensation Committee has discretion regarding the exercise price of any option, to date the exercise price of options granted by the Company has always been set at 100% of the fair market value of the stock on the grant date. The value realizable from exercisable options is dependent upon the extent to which the Company’s performance is reflected in the price of the Company’s common stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by the Compensation Committee.

Reasonableness and Fairness of Compensation

Generally speaking, the Compensation Committee targets base salary, annual performance bonuses and long-term equity incentives to deliver compensation to all executives as a group at approximately the 50th percentile of the market. The Compensation Committee has reviewed all elements of executive compensation and believes that Company executive compensation is fair and reasonable under the circumstances.

Compensation of the Chief Executive Officer

Chief Executive Officer Compensation.   The Compensation Committee had set Mr. Curtis’ total annual compensation, and has set Mr. Shortell’s compensation, including compensation derived from the Company’s cash bonus and stock option programs, at a level it believed to be competitive with the chief executive officers of similarly capitalized companies, at similar stages of development, in related markets. The Committee has reviewed all components of Mr. Curtis’ and Mr. Shortell’s compensation and finds that each of their total compensation was or is set at a reasonable level. The Compensation Committee believes that the compensation of the Chief Executive Officer is consistent with the Company’s general policies concerning executive compensation and is appropriate in light of the Company’s financial objectives and performance. Mr. Curtis, in his capacity as Chief Executive Officer and President, was eligible to participate in the same executive compensation program available to the Company’s other senior executives.

Effective October 1, 2004, Mr. Curtis annual base salary was increased from $225,000 per year to $230,000 per year. For Fiscal 2005, Mr. Curtis was also awarded quarterly bonuses totaling $63,112 (of a target bonus amount of $170,000) which was based, in part, upon attainment of the Company’s operating, revenue and financial objectives.

Effective January 9, 2006, the Company established Mr. Shortell’s base salary at $350,000. Other details of Mr. Shortell’s compensation for Fiscal 2006 are set forth below under the heading “Employment, Termination of Employment and Change-in-Control Agreements.”

Mr.  Shortell’s objectives for Fiscal 2006 are comprised of a combination of financial, operational and strategic growth objectives. In keeping with the dynamic nature of Mr. Shortell’s duties, the Committee has determined that it shall not predetermine, at the beginning of the fiscal year, the weight to be assigned to each of Mr. Shortell’s objectives.

Compliance with Internal Revenue Code Section 162(m).   Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

COMPENSATION COMMITTEE
Dennis A. Kirshy
Lawrence A. Genovesi
Robert M. Wadsworth

Employment, Termination of Employment and Change-in-Control Agreements

Gregory A. Shortell   On January 6, 2006 we entered into a letter agreement (“Letter Agreement”) with Gregory A. Shortell. The Letter Agreement provides that Mr. Shortell will serve as Chief Executive Officer and President (or in such other position as the Board may determine) and the Company will support his election to become a member of its Board.

Pursuant to the terms of the Letter Agreement, Mr. Shortell will receive an annual base salary of $350,000 and a target first year bonus amount of $175,000. The actual bonus awarded will be tied to the achievement of overall Company objectives as well as individual performance metrics, as determined by the Compensation Committee. During his first year of employment, however, Mr. Shortell will be awarded at least 50% of his target bonus regardless of Company performance. In connection with Mr. Shortell’s relocation to the Boston area, the Letter Agreement provides that the Company will reimburse Mr. Shortell’s actual out of pocket expenses directly related to moving activities, which expenses are not expected to exceed $100,000. The Company will also reimburse Mr. Shortell for the costs of temporary housing in the Boston area prior to his permanent relocation, which accommodations are expected to last no more than eight weeks. As provided in the Letter Agreement on January 9, 2006, the Board of Directors granted Mr. Shortell options to purchase 1,451,782 shares of common stock Company under its 1999 Stock Incentive Plan, as amended, at an exercise price equal to $1.36 per share, which is equal to the closing price of the common stock of the Company on the Nasdaq National Market on the date of grant.

In addition, On January 9, 2006, Network Engines, Inc. (the “Company”) entered into a Severance Terms Agreement with Mr. Shortell (the “Severance Agreement”) in connection with Mr. Shortell’s appointment as Chief Executive Officer and President of the Company. Pursuant to the Severance Agreement, if Mr. Shortell’s employment is terminated by the Company without Cause (as defined in the Severance Agreement), or by Mr. Shortell for Good Reason (as defined in the Severance Agreement), then the Company will, for a period of six months following termination, continue to pay Mr. Shortell his base salary as in effect on the date of termination and will pay the full COBRA premium for coverage similar to that maintained while Mr. Shortell was employed by the Company, provided he has timely elected and continues to be eligible for such coverage, subject to the execution by Mr. Shortell of a severance agreement and release.

John H. Curtis   On March 21, 2001, we entered into an employment agreement with John H. Curtis. The employment agreement provides that Mr. Curtis will serve as Chief Executive Officer and President or in such other position as the Board may determine and the Company will support his election to become a member of its Board. On January 9, 2006, Mr. Curtis assumed the position of Vice President, OEM Business and resigned from the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Curtis’ base salary is subject to annual adjustment by the Board. Additionally, the employment agreement entitles Mr. Curtis to participate in all bonus and benefit programs the Company makes available to its employees.

Mr.  Curtis’s employment is at will and may be terminated by him or by us upon thirty (30) days prior written notice. For a period of two years after termination or cessation of his employment for any reason, Mr. Curtis may not directly or indirectly compete with the Company. If we terminate Mr. Curtis’s employment for Cause, Death or Disability (each as defined in the employment agreement), he will receive the compensation and benefits payable to him through the last day of his employment. If Mr. Curtis’ employment with us is terminated by us without Cause or by Mr. Curtis for Good Reason (as defined in the employment agreement), then the Company will 1) continue to pay Mr. Curtis his salary as in effect on the date of termination and continue to provide fringe benefits for a period of six months and 2) pay Mr. Curtis an amount equal to 25% of the annual bonus he would have been entitled to for the then-current year.

INFORMATION ABOUT STOCK OWNERSHIP, RELATED PARTY TRANSACTIONS
AND PERFORMANCE

Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders

The following table sets forth, as of December 31, 2005, information concerning beneficial ownership of our common stock by the following:

•       each person known by us to beneficially own more than 5% of our outstanding common stock;

•       each of our directors;

•       each of our executive officers; and

•       all of our directors and executive officers as a group.

Unless otherwise noted below, and subject to applicable community property laws, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law and except as set forth in the footnotes to the table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding (1)
HarbourVest Partners and affiliated entities (2)	5,890,926	15.6%
One Financial Center, 44th Floor
Boston, Massachusetts 02111
Directors and Executive Officers
John H. Curtis (3)	1,312,780	3.4%
Douglas G. Bryant (4)	383,543	1.0%
Michael D. Riley (5)	293,125	*
J. Donald Oldham (6)	301,673	*
Richard P. Graber (7)	204,375	*
John Amaral (8)	78,750	*
John A. Blaeser (9)	147,500	*
Lawrence A. Genovesi (10)	878,159	2.30%
Gary E. Haroian (11)	25,000	*
Dennis A. Kirshy (12)	359,500	*
Fontaine K. Richardson (13)	52,500	*
Robert M. Wadsworth (14)	5,963,426	15.8%
All directors and executive officers as a group (12 persons) (15)	10,000,331	24.50%

             *  Less than 1 percent.

   (1)  The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock that a person or group has the right to acquire beneficial ownership of within 60 days after December 31, 2005 are deemed outstanding for computing the percentage ownership of the person holding such right but are not deemed outstanding for computing the percentage ownership of any other person.

   (2)  Includes 926,386 shares owned by HarbourVest Partners V–Direct Fund, L.P and 4,964,540 shares owned by HarbourVest Partners VI–Direct Fund, L.P. HarbourVest Partners LLC is the Managing

Member of the General Partner of HarbourVest Partners VI–Direct Fund, L. P and of the General Partner of HarbourVest Partners V–Direct Fund L.P. Voting and investment control over the aforementioned securities is held by the Managing Members of HarbourVest Partners LLC, Mr. Edward W. Kane and Mr. D Brooks Zug. Mr. Wadsworth, a Director of the Company, is an owner and a Managing Director of HarbourVest Partners LLC

   (3)  Includes 1,208,026 shares underlying options exercisable within 60 days of December 31, 2005.

   (4)  Includes 356,874 shares underlying options exercisable within 60 days of December 31, 2005 and 4,998 shares held in a trust fund for Mr. Bryant’s children. Mr. Bryant disclaims beneficial ownership of all shares held in a trust for his children.

   (5)  Includes 285,125 shares underlying options exercisable within 60 days of December 31, 2005.

   (6)  Includes 281,250 shares underlying options exercisable within 60 days of December 31, 2005.

   (7)  Includes 204,375 shares underlying options exercisable within 60 days of December 31, 2005.

   (8)  Includes 78,750 shares underlying options exercisable within 60 days of December 31, 2005.

   (9)  Includes 30,000 shares underlying options exercisable within 60 days of December 31, 2005.

(10) Includes 420,000 shares underlying options exercisable within 60 days of December 31, 2005.

(11) Includes 25,000 shares underlying options exercisable within 60 days of December 31, 2005.

(12) Includes 45,000 shares underlying options exercisable within 60 days of December 31, 2005.

(13) Includes 52,500 shares underlying options exercisable within 60 days of December 31, 2005.

(14) Includes 926,386 shares owned by HarbourVest Partners V–Direct Fund, L.P. and 4,964,540 shares owned by HarbourVest Partners VI–Direct Fund, L.P. Mr. Wadsworth may be deemed to have or share voting or investment power with respect to these shares. He is a Managing Director of HarbourVest Partners, LLC, which controls HarbourVest Partners VI–Direct Fund, L.P. and HarbourVest Partners V–Direct Fund, L.P. Mr. Wadsworth disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. Also includes 72,500 shares underlying options exercisable within 60 days of December 31, 2005.

(15) Includes 3,059,400 shares underlying options exercisable within 60 days of December 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership on Forms 3, 4 and 5 with the SEC and with us. Based on our review of copies of such forms, each officer, director and 10% holder complied with his obligations in a timely fashion with respect to transactions in our securities during the fiscal year ended September 30, 2005.

Certain Relationships and Related Party Transactions

Related Party Transactions

Robert M. Wadsworth, one of our directors, is a managing director of the limited liability corporation that controls HarbourVest Partners (and its affiliates), one of our significant stockholders. Mr. Wadsworth is also a director of PSI Holding Group, Inc. (“PSI”), the parent company of Akibia, Inc. (“Akibia”). During the year ended September 30, 2005, HarbourVest owned greater than 5% of our outstanding stock and greater than 5% of the outstanding stock of PSI. While we were selling third-party data storage networking products we engaged Akibia to provide certain customer support and warranty fulfillment services, primarily related to our sales of HBAs. Our agreement with Akibia expired in March 2005 as scheduled. However, the terms of the agreement required Akibia to fulfill the warranty services for the entire warranty period of the HBAs. Akibia charged us a quarterly fixed fee of $83,000 and a variable fee based upon our sales of HBAs, which ended in December 2004. For the year ended September 30, 2005, we recognized $201,000 of expenses related to these warranty fulfillment services. In connection with this customer support and warranty fulfillment services agreement, we also sold product to Akibia to allow Akibia to fulfill our warranty obligations for these products. For the year ended September 30, 2005 we recorded revenues of approximately $40,000 from sales of HBAs to Akibia. In November 2005, Mr. John A. Blaeser, one of our directors, also joined the board of directors of Akibia.

Mr.  Wadsworth also serves as a director of Innoveer Solutions, Inc. (“Innoveer”), formerly Akibia Consulting, and previously a subsidiary of Akibia. We previously engaged Innoveer to perform certain professional services related to an upgrade of our customer resource management (“CRM”) software system that was completed during fiscal year 2004. We incurred approximately $243,000 related to this upgrade project in the year ended September 30, 2004. We also engage Innoveer to provide professional services related to modifications of our CRM software system. During the year ended September 30, 2005, we incurred approximately $14,300 related to these services. We had no amounts outstanding to Innoveer at September 30, 2005.

Mr.  Frank M. Polestra, one of our former directors, was also a managing director of Ascent Venture Partners. Both Mr. Polestra and Mr. Blaeser are limited partners in one of Ascent Venture Partners’ funds, which owns more than 5% of the outstanding capital stock of Network Intelligence Corporation. Network Intelligence Corporation has a contract with us to purchase certain of our products. For the year ended September 30, 2005  sales to Network Intelligence Corporation were approximately $4,040,000. At September 30, 2005, the Company had $871,000 of receivables from Network Intelligence Corporation.

During the year ended September 30, 2005 we engaged the consulting services of Mapleworks Technologies (“Mapleworks”), a software development services provider. Both Mr. Blaeser and Mr. Wadsworth are investors in Mapleworks and are members of its board of advisors. For the year ended September 30, 2005 we incurred $18,000 in fees for these consulting services.

Comparative Stock Performance

The following graph compares the cumulative total return to holders of our common stock for the period from September 30, 2000, through September 30, 2005 with the cumulative total return over such period of the NASDAQ Stock Market (U.S.) Index, and the RDG Technology Composite.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG NETWORK ENGINES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

*$100 invested on 9/30/00 in stock or index—
including reinvestment of dividends.
Fiscal year ending September 30.

The graph assumes the investment of $100 in our common stock (at the closing price on September 30, 2005) and in each of such indices (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Exchange Act that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the Report of the Compensation Committee and the Comparison of Cumulative Total Return graph shall not be deemed to be incorporated by reference into any such filings.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements and Annual Reports. This means that only one copy of our Proxy Statement or Annual Report to stockholders may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Investor Relations Department, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021, telephone: (781) 332-1000. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. IF YOU ATTEND THIS MEETING YOU MAY VOTE YOUR STOCK PERSONALLY EVEN THOUGH YOU HAVE SENT IN THE PROXY CARD.

By order of the Board of Directors,

Gregory A. Shortell
President and Chief Executive Officer

Canton, Massachusetts
January 26, 2006

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

NETWORK ENGINES, INC.

DETACH HERE

NETWORK ENGINES, INC.
25 DAN ROAD
CANTON, MASSACHUSETTS 02021

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

PROXY

The undersigned hereby appoints Gregory A. Shortell and Douglas G. Bryant, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of NETWORK ENGINES, INC. (the “Company”) held of record by the undersigned on January 24, 2006 at the Annual Meeting of Stockholders to be held on March 15, 2006 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

NETWORK ENGINES, INC.
CO COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
Log on to the Internet and go to	OR	Call toll-free
http://www.eproxyvote.com/neng		1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE

#NWK

X	Please mark votes as in this example.

				FOR	AGAINST	ABSTAIN
1.	Election of Directors. Nominees:	(01) John A. Blaeser (02) Robert M. Wadsworth	2. To ratify the appointment of Pricewaterhouse-Coopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐	For all nominees except as written above

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date: